CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated March 7, 1997, relating to the financial statement of Azurel Ltd. and Subsidiaries, which is contained in that Prospectus. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/ Feldman Radin & Co., P.C.
Feldman Radin & Co., P.C.
Certified Public Accountant

New York, New York
May 5, 1997